EXHIBIT 23.1
                                  ------------


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38176) pertaining to Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated February 11, 2000 with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this Annual Report (Form 11-K) for the year ended August 31, 1999.

                                                     /S/ BATTELLE & BATTELLE LLP

Dayton, Ohio
February 11, 2000